Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-191243-01) of Mid-America Apartments, L.P. and in the related Prospectus of our report dated February 24, 2015, with respect to the consolidated financial statements and schedule of Mid-America Apartments, L.P. included in this Annual Report (Form 10-K) for the year ended December 31, 2014.

/s/ Ernst & Young LLP

Memphis, Tennessee
February 24, 2015